Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

PAETEC-DVN ACQUISITION, INC.

Under Section 102 of The Delaware General Corporation Law

The undersigned for the purpose of forming a corporation under the Delaware General Corporation Law, hereby certifies as follows:

1. Name. The name of the corporation is PaeTec-DVN Acquisition, Inc. (the “Corporation”).

2. Registered Office and Agent. The address of its registered office in the State of Delaware is do HIQ Corporate Services, Inc., 15 East North Street. Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is HIQ Corporate Services, Inc.

3. Purpose. The Corporation is formed to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

4. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares, all such shares to be without par value.

5. Incorporator. The name and mailing address of the sole incorporator is:

Wallace J. McDonald

Bond, Schoeneck & King, LLP

One Lincoln Center

Syracuse, New York 13202

6. Duration. The Corporation shall have perpetual existence.

7. Limitation of Liability. A person serving as a Director of the Corporation shall not have any personal liability to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary obligations as a Director, provided that this limitation shall not apply to any liability of a Director (a) for any breach of the Director’s duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the unlawful payment of dividends or other acts giving rise to liability under Section 174 of the Delaware General Corporation Law, as amended; or (d) for any transaction from which the Director derived an improper personal benefit. lithe Delaware General Corporation Law is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment to or repeal of this Paragraph 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8. Bylaws. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation in the manner now or hereafter prescribed by the Delaware General Corporation Law.

9. Election of Directors. The election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

In witness of the foregoing, I have signed this Certificate of ‘incorporation on March 6, 2000, and affirm that the contents are true under the penalties of perjury.

/s/ Wallace J. McDonald
Wallace J. McDonald
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAETEC-DVN ACQUISITION, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

PAETEC-DVN ACQUISITION, INC., a corporation incorporated, organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is PaeTec-DVN Acquisition, Inc. (the “Corporation”).

SECOND: The amendment to the Certificate of Incorporation to be effected is as follows:

Article FIRST of the Certificate of Incorporation, relating to the name of the Corporation is amended to read as follows:

“1. Name: The name of the corporation is Data Voice Networks, inc. (the “Corporation”).

THIRD: The Amendment set forth herein was duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent as permitted under the Bylaws and Section 141(f) of the General Corporation Law, and by the written consent of the stockholder having a majority of the votes entitled to be cast, in accordance with Section 228 of the General Corporation Law. This Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF the undersigned, a duly authorized officer of the Corporation, has executed this Certificate on May 10, 2000.

PAETEC-DVN ACQUISITION, INC.

By:	/s/ Timothy J. Bancroft
Timothy J. Bancroft
Vice President, Finance

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

DATA VOICE NETWORKS, INC.

DATA VOICE NETWORKS, INC., a corporation organized and existing under and by virtue of General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation is Data Voice Networks, Inc.

SECOND: The amendment to the Certificate of Incorporation to be effected is as follows:

Article First of the Certificate of Incorporation, relating to the name of the Corporation is amended to read as follows:

“1. Name: The name of the corporation is: PAETEC Integrated Solutions Group, Inc.”

THIRD: The Amendment set forth herein was duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent as permitted under the Bylaws and Section 141(f) of the General Corporation Law, and by the written consent of the stockholder having a majority of the votes entitled to be cast, in accordance with Section 228 of the General Corporation Law.

FOURTH: This Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate on January 23, 2004.

DATA VOICE NETWORKS, INC.

By:	/s/ Daniel J. Venuti
Daniel J. Venuti
Secretary